EXHIBIT 99.1
Protalex, Inc.
145 Union Square Drive
New Hope, PA 18938
(P) 215-862-9720
(F) 215-862-6614

FOR IMMEDIATE RELEASE

Contact:
Marc L. Rose
Vice President and Chief Financial Officer
(P) 215-862-9720
(F) 215-862-6614
mrose@protalex.com

PROTALEX INC. ANNOUNCES JOHN E. DOHERTY, FOUNDER AND FORMER CEO TO STEP DOWN FROM BOARD OF DIRECTORS AT END OF CURRENT TERM.

New Hope, PA. August 24th, 2005. Protalex Inc. (OTCBB: PRTX) announced today that John E. Doherty, the Company’s founder and former CEO will step down after serving out his current term on the Board of Directors. Doherty, who was first to postulate that Protein A could have therapeutic effect in humans, was responsible for raising the initial capital to carry out the first successful proof of concept studies in animal models. Doherty then went on to recruit the current management and scientific team which filed its’ first IND in March 2005. He leaves to devote more time to his other business ventures.

“I am confident that Protalex, under the direction of Kirk Raab, Chairman of the Board, and Steve Kane, President and Chief Executive Officer, will go on to achieve great success over the coming years” said Doherty. “They continue to attract the highest quality people to the organization and are well positioned for the future.”

“John was instrumental in keeping the company focused and on track in the early days” said Steve Kane. “His keen insight and strategic vision will be missed, but I know that with his sincere passion for the Protalex mission, he’ll always remain available to contribute to the Company’s success”

About Protalex

Protalex is a biotechnology company engaged in the development of a new class of drug for the treatment of Rheumatoid Arthritis, Pemphigus and other autoimmune diseases.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking information about Protalex, Inc. that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and Protalex’s future performance, operations and products.

This forward-looking information should be considered only in connection with “Risk Factors” in Protalex’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission (“SEC”) on June 16, 2005 and its other periodic reports filed with the SEC. Protalex assumes no obligation to update any forward-looking statements or information set forth in this press release.